UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Carnival plc	Carnival Corporation
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	Republic of Panama
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

98-0357772	59-1562976
I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom	3655 N.W. 87th Avenue Miami, Florida 33178-2428
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.000% Senior Notes due 2029	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-223555-01 and 333-223555

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Carnival Corporation & plc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated October 21, 2019 (the “Prospectus Supplement”) to a prospectus dated March 9, 2018 contained in the Company’s effective Registration Statement on Form S-3 (Registration Nos. 333-223555 and 333-223555-01) (the “Registration Statement”), which Registration Statement was filed with the Commission on March 9, 2018 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material U.K. Tax, U.S. Federal Income Tax, E.U. Tax and Panamanian Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities of Carnival plc” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 28, 2019, by and among Carnival plc, Carnival Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated October 28, 2019 and filed with the Commission on October 28, 2019).

4.2	First Supplemental Indenture, dated as of October 28, 2019, by and among Carnival plc, Carnival Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated October 28, 2019 and filed with the Commission on October 28, 2019).

4.3	Form of 1.000% Senior Note due 2029 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K dated October 28, 2019 and filed with the Commission on October 28, 2019).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carnival plc		Carnival Corporation

By:	/s/ Darrell Campbell	By:	/s/ Darrell Campbell
Name:	Darrell Campbell	Name:	Darrell Campbell
Title:	Treasurer	Title:	Treasurer

Date:	October 28, 2019	Date:	October 28, 2019